 EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)

                                           Three Months Ended                                   Fiscal Year Ended
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                                            May 5,       April 29,            February 3,   January 29,    January 30   January 31    February 1
                                             2001          2000                  2001*          2000          1999         1998          1997
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Consolidated pretax income                  $   41,869    $   89,386            $  140,860    $   283,949   $  219,084    $  410,035    $  378,761
Fixed charges (less capitalized
interest)
                                                53,451        64,253               249,671        261,638      219,341       147,466       139,188
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EARNINGS                                      $ 95,320     $ 153,639             $ 390,531      $ 545,587    $ 438,425     $ 557,501     $ 517,949
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Interest                                    $   48,185    $   58,726            $  224,323    $   236,566   $  196,680    $  129,237    $  120,599
Capitalized interest
                                                 1,161         1,222                 4,720          5,177        3,050         3,644         4,420
Interest factor in rent expense
                                                 5,266         5,527                25,348         25,072       22,661        18,229        18,589
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FIXED CHARGES                                 $ 54,612      $ 65,475             $ 254,391      $ 266,815    $ 222,391     $ 151,110     $ 143,608
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Ratio of earnings to fixed charges                1.75          2.35                  1.54           2.04         1.97          3.69          3.61
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 * 53 Weeks